Exhibit 10.23

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made this 30 day of June, 2010 (the “Effective Date”) by and between PERIMETER SUMMIT PARCEL 3 LIMITED PARTNERSHIP, a Georgia limited partnership (“Landlord”), and AUTOTRADER.COM, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated January 11, 2010 (the “Lease”), for certain premises in the building located at 3003 Summit Boulevard, Atlanta, Georgia (the “Building”), consisting of approximately 390,910 rentable square feet of space, which represents the entire rentable area of the Building (the “Premises”);

WHEREAS, a scrivener’s error was discovered in the Lease after the full execution thereof, and the parties thereto desire to correct such error;

WHEREAS, Landlord and Tenant also desire to allow for the early delivery of certain portions of the Phase I Premises, as more particularly set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2. Correction of Scrivener’s Error. Landlord and Tenant agree that the reference to “February 28, 2011” in the last sentence of the second paragraph of Section 1.02(c) of the Lease (“Phase III Term”) is hereby deleted and replaced with “January 1, 2013.”

3. Early Delivery of the Phase I Premises. Tenant has requested, and Landlord has agreed to deliver to Tenant certain portions of the Phase I Premises prior to the Scheduled Phase I Turnover Date. Therefore, subject to the terms of this Amendment and except as set forth below, Landlord agrees to deliver the Phase I Premises to Tenant on or before Thursday, July 1, 2010 (the “Early Phase I Delivery Date”). Notwithstanding the foregoing, Landlord and Tenant agree that Landlord shall bear no penalties for failing to deliver the Phase I Premises to Tenant by the Early Phase I Delivery Date. For avoidance of doubt, Landlord shall, in all events, comply with the delivery of the Phase I Premises on or before the Schedule Phase I Turnover Date and all of the terms and conditions of the Lease shall apply to Landlord’s performance or failure to perform thereunder.

a. In accordance with Section 1.01 of the Lease, Landlord and Tenant acknowledge that the Zurich 8th Floor Space shall not be delivered to Tenant on or before the Early Phase I Delivery Date, and that all terms and conditions relating to such Zurich 8th Floor Space as set forth in the Lease including, without limitation, Section 1.01(a)(iv), shall remain in full force and effect. Landlord makes no representations or warranties that the Zurich 8th Floor

Space shall be delivered prior to the Zurich Expiration Date of January 28, 2011. For purposes of this Amendment, the Phase I Premises, less and except the Zurich 8th Floor Space, which is already excludable from the Phase I Premises pursuant to the terms of Section 1.01(a)(iv), is sometimes herein referred to as the “Phase I Early Delivery Premises.”

b. Tenant shall have the right of beneficial occupancy with respect to the Phase I Early Delivery Premises for the period beginning on the date of actual delivery by Landlord to Tenant of the Phase I Early Delivery Premises through the Phase I Commencement Date (the “Phase I Beneficial Occupancy Period”). Tenant’s early occupancy of the Phase I Early Delivery Premises shall be on all of the terms and conditions set forth in the Lease, except that (i) Tenant shall not be required to pay Base Rental for the Phase I Early Delivery Premises during the Phase I Beneficial Occupancy Period; (ii) Tenant shall not be required to pay Tenant’s Forecast Additional Rental or Tenant’s Additional Rental for the Phase I Early Delivery Premises for the first thirty (30) days of such Phase I Beneficial Occupancy Period; and (iii) Tenant shall be responsible for maintaining insurance policies for the Phase I Early Delivery Premises upon the same terms, amounts and types of insurance as provided in Sections 6.04 and 6.05 of the Lease, as evidenced by a certificate of insurance delivered to Landlord prior to the commencement of the Phase I Early Delivery Premises Beneficial Occupancy Period.

c. Landlord shall provide Tenant with written notice that such Phase I Early Delivery Premises are ready for delivery to Tenant and otherwise in compliance with the terms of the Lease, at which time Tenant may begin its occupancy of the Phase I Early Delivery Premises and commence construction activities therein.

d. Notwithstanding the foregoing, pursuant to and subject to the terms of Sections 1.01 and 1.02 of the Lease, the Phase I Turnover Date shall continue to reference the date Landlord so delivers the balance of the Phase I Premises to Tenant. Landlord’s early delivery of the Phase I Early Delivery Premises shall in no way modify the Phase I Commencement Date or any extension of the Phase I Commencement Date pursuant to the terms of Section 1.02.

4. Early Delivery of the Phase II Premises. Landlord further agrees to endeavor to deliver to Tenant one (1) or more entire floors contained within the Phase II Premises (the “Phase II Early Delivery Premises”) prior to the Scheduled Phase II Turnover Date. Notwithstanding anything contained in the Lease to the contrary, if Landlord is successful in delivering any of such Phase II Early Delivery Premises, then the following shall apply:

a. Landlord shall provide Tenant written notice that such Phase II Early Delivery Premises are ready for delivery to Tenant and otherwise in compliance with the terms of the Lease, at which time Tenant may begin its occupancy of such Phase II Early Delivery Premises and commence construction activities therein.

b. Notwithstanding the foregoing, unless Landlord has so delivered all of the Premises contained within the Phase II Premises, then the Phase II Turnover Date shall continue to reference the date Landlord so delivers the balance of the Phase II Premises. Landlord’s early delivery of the Phase II Early Delivery Premises shall in no way modify the Phase II Commencement Date or any extension of the Phase II Commencement Date pursuant to the terms of Section 1.02.

c. Tenant shall have the right of beneficial occupancy with respect to such Phase II Early Delivery Premises prior to the Phase II Commencement Date (if utilized by Tenant, the date Tenant first occupies any full floor(s) within the Phase II Premises for business purposes, the “Phase II Occupancy Date,” and the time between the Phase II Occupancy Date and the Phase II Commencement Date being known as the “Phase II Beneficial Occupancy Period”).

d. Tenant’s early occupancy of the Phase II Early Delivery Premises shall be on all of the terms and conditions set forth in the Lease, except that (i) Tenant shall not be required to pay Base Rental for the Phase II Early Delivery Premises during the Phase II Beneficial Occupancy Period; (ii) Tenant shall not be required to pay Tenant’s Forecast Additional Rental or Tenant’s Additional Rental for the Phase II Early Delivery Premises for the first thirty (30) days of such Phase II Beneficial Occupancy Period; and (iii) Tenant shall be responsible for maintaining insurance policies for the Phase II Early Delivery Premises upon the same terms, amounts and types of insurance as provided in Sections 6.04 and 6.05 of the Lease, as evidenced by a certificate of insurance delivered to Landlord prior to the commencement of the Phase II Beneficial Occupancy Period.

5. Binding Effect. This Amendment shall not be valid and binding on Landlord and Tenant unless and until it has been completely executed by and delivered to both parties.

6. Confirmation of Lease. Except as expressly amended and modified hereby, the Lease shall otherwise remain unmodified and in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

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IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment under seal as of the day and year first above written.

TENANT:

AUTOTRADER.COM, INC., a Delaware corporation

By:	/s/ David Amundsen
Name:	David Amundsen
Title:	Vice President

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LANDLORD:

PERIMETER SUMMIT PARCEL 3 LIMITED PARTNERSHIP, a Georgia limited partnership

By:	3003 Perimeter Summit Realty Corp., a Delaware corporation, general partner of Perimeter Summit Parcel 3 Limited Partnership

By:	/s/ Pamela C. Beam
Name:	Pamela Beam
Title:	Vice President